As filed with the Securities and Exchange Commission on June 14, 2000

                         Registration No. 333- _________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                    ----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                              SHUFFLE MASTER, INC.
                       (Name of Registrant in its Charter)

              MINNESOTA                                 3999                                       41-1448495
   (State or Other Jurisdiction of          (Primary Standard Industrial                (IRS Employer Identification No.)
   Incorporation or Organization)            Classification Code Number)

                    ----------------------------------------

                             10901 Valley View Road
                          Eden Prairie, Minnesota 55344
                                 (952) 943-1951

          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                    ----------------------------------------

                  December 2, 1998 Consultant Option Agreement
                  February 16, 2000 Consultant Option Agreement

                            (Full Title of the Plan)

                    ----------------------------------------

                           Thomas G. Barry, Jr., Esq.
                             10901 Valley View Road
                          Eden Prairie, Minnesota 55344
                                 (952) 943-1951

           (Name, Address, and Telephone Number of Agent for Service)

                    ----------------------------------------

                                   Copies to:

                             Michael W. Schley, Esq.
                     Larkin, Hoffman, Daly & Lindgren, Ltd.
                          1500 Norwest Financial Center
                            7900 Xerxes Avenue South
                          Bloomington, Minnesota 55431
                                 (952) 835-3800

                    ----------------------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

   As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offering pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------ --------------------------- ----------------------- --------------------
Title of Each Class of                                                    Proposed Maximum
Securities to be           Amount to be       Proposed Maximum Offering   Aggregate Offering      Amount of
Registered                 Registered (1)     Price Per Share (2)         Price                   Registration Fee
-------------------------- ------------------ --------------------------- ----------------------- --------------------
Common stock ($.01 par
value)                          50,000                 $17.438                   $721,900             $212.96
-------------------------- ------------------ --------------------------- ----------------------- --------------------


     (1) Fair market value is estimated, solely for the purpose of calculating the registration fee, as the closing price of Shuffle Master, Inc. (the "Company") Common Stock as reported by the Nasdaq National Market on June 12, 2000.

                                  INTRODUCTION

         Shuffle Master, Inc. (the "Registrant") hereby registers the sale of up to 50,000 shares of its Common Stock, one cent ($0.01) par value. Such shares may be issued upon the exercise of stock options granted pursuant to two separate consulting agreements. One such consulting agreement, which grants options for up to 40,000 shares, is between the Registrant and David Sklansky. The other such consulting agreement, which grants options for up to 10,000 shares, is between the Registrant and Gaming Venture Corp., U.S.A. Gaming Venture Corp., U.S.A., has assigned its option rights to Alan R. Woinski, the President of Gaming Venture Corp., U.S.A.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Registrant incorporates by reference into the Registration Statement the documents listed below:

      (a) The Registrant's latest annual report on Form 10-K, or, if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) of the Securities Exchange Commission under the Securities Act of 1933.

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

      (c) The description of the Registrant's Common Stock which is contained in a Registration Statement filed by the Registrant under the Exchange Act, including any amendment or report filed for the purpose of updating such description, and to the extent that such Registration Statement includes relevant information incorporated by reference, the Registrant's Registration Statement on Form S-18, Registration No. 33-53994C.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the corporation must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they: (i) have not been indemnified by another organization; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees or agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

      Article VI of the Bylaws of the Registrant provides that the Registrant shall exercise, as fully as may be permitted by law, its power of indemnification, and that the foregoing right of indemnification shall not be exclusive of other rights to which a person shall be entitled as a matter of law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable. This Registration Statement relates to the issuance of shares upon the exercise of options by an option holder. The grant of such options did not constitute "sales" under the Securities Act of 1933, as amended.

ITEM 8.  EXHIBITS.

       *3.1   Articles of Incorporation of Shuffle Master, Inc. as amended
              July 15, 1992 and June 23, 1995.
      **3.2   Bylaws of Shuffle Master, Inc.
      **4.1   Specimen Common Stock Certificate.
     ***4.2   Shareholder Rights Plan, dated June 26, 1998.
        5.1   Opinion of Larkin, Hoffman, Daly & Lindgren, Ltd., as to legality of the securities (included as page II-5).
       23.2   Consent of Deloitte & Touche LLP (included as page II-6).
       23.2   Consent of Counsel (included in Exhibit 5.1).
       24.1   Power of Attorney (see signature page).
--------------------

* Incorporated by reference to the same exhibit number in the Registrant's Form 10-K for the year ended October 31, 1995.
** Incorporated by reference to the specified exhibit to the Registration Statement on Form S-18, Registration No. 33-53994C.
*** Incorporated by reference to the specified exhibit in the Registrant's Report on Form 8K dated June 26, 1998.

ITEM 9.  UNDERTAKINGS.

         1.       The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sells securities, a post-effective amendment to this Registration
                  Statement:

                           (i) to include any additional or changed material information on the plan of distribution.

                  (b) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering.

                  (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provision described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on May 31, 2000.

                             SHUFFLE MASTER, INC.


                             By /s/ Joseph J. Lahti
                             ----------------------
                                 Joseph J. Lahti
                                 Its:  Chief Executive Officer

      The officers and directors of Shuffle Master, Inc., whose signatures appear below, hereby constitute and appoint Joseph J. Lahti and Gary W. Griffin, and each of them (with full power to each of them to act alone) their true and lawful attorney-in-fact to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement of Shuffle Master, Inc., and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Joseph J. Lahti                         Chairman of the Board, President       May 31, 2000
-----------------------------------         Chief Executive Officer
Joseph J. Lahti


/s/ Gary W. Griffin                         Chief Financial Officer, Secretary     May 25, 2000
-----------------------------------         and Treasurer
Gary W. Griffin


/s/ Gerald W. Koslow                        Controller                             May 25, 2000
-----------------------------------
Gerald W. Koslow


/s/ Mark L. Yoseloff                        Executive Vice President and           May 25, 2000
-----------------------------------         Director
Mark L. Yoseloff


/s/ Thomas J. Sutton                        Director                               May 23, 2000
-----------------------------------
Thomas J. Sutton


/s/ Patrick R. Cruzen                       Director                               May 23, 2000
-----------------------------------
Patrick R. Cruzen
